THE REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

RE: **GLOBUS MARITIME LIMITED**

REG. NO.: **44376**

FILED: **October 17, 2016**

THIS IS TO CERTIFY that the within document is a true and correct copy of the **ARTICLES OF AMENDMENT** for the above named corporation, duly filed with the Registrar of Corporations effective on the date indicated above pursuant to the Marshall Islands Business Corporations Act.

WITNESS my hand and the official seal of the Registry on **February 8, 2017**.

Deputy Registrar

APOSTILLE

(Hague Convention of 5 October 1961/
Convention de la Haye du October 1961)

1. Country: The Republic of the Marshall Islands

This Public Document

2. has been signed by: A. Konstantinou

3. acting in the capacity of: Deputy Registrar , Republic of the Marshall Islands

4. bears the seal/stamp of: Registrar of Corporations, Republic of the Marshall Islands

Certified

5. at: Piraeus, Greece 6. on February 8, 2017

7. by: Special Agent of the Republic of the Marshall Islands

8. Number: P-03175-02/17

9. Seal /stamp: 10: Signature:


OF THE MARSHAL

ARTICLES OF AMENDMENT

OF

GLOBUS MARITIME LIMITED

Reg. No. 44376

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

NON RESIDENT

October 17, 2016

Deputy Registrar

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION
OF
GLOBUS MARITIME LIMITED

PURSUANT TO SECTION 90 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

I, Athanasios Feidakis, as the Chief Executive Officer of Globus Maritime Limited, a Marshall Islands corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certify:

1. The name of the Corporation is: Globus Maritime Limited

2. The Company was formed under the laws of Jersey on July 26, 2006 in Jersey and domesticated as a Corporation into Marshall Islands and filed its Articles of Incorporation filed with the Registrar of Corporations as of November 24, 2010.

3. Article III of the Articles of Incorporation is hereby amended by adding the following paragraph at the end thereof:

"Reverse Stock Split. As of the commencement of business on October 20, 2016 (the "**Reverse Stock Split Effective Date**"), each four (4) Common Shares issued and outstanding immediately prior to the Reverse Stock Split Effective Date either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable Common Share without any further action by the Corporation or the holder thereof (the "**Reverse Stock Split**"); provided that no fractional shares shall be issued to any holder and that in lieu of issuing any such fractional shares, fractional shares resulting from the Reverse Stock Split will be rounded down to the nearest whole share and provided, further, that shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will receive a cash payment (without interest and subject to applicable withholding taxes) in an amount per share equal to the closing price per Common Share on NASDAQ on the trading day immediately preceding the Reverse Stock Split Effective Date, as adjusted for the reverse stock split as appropriate. Each certificate, if any, that immediately prior to the Reverse Stock Split Effective Date represented Common Shares ("**Old Certificates**"), shall thereafter represent that number of Common Shares into which the Common Shares represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above. The reverse stock split described in this paragraph shall not change the number of Common Shares authorized to be issued or the

par value of the Common Shares. The stated capital of the Corporation shall be reduced from $42,042.96 to $10,510.74, which may be further adjusted for the cancellation of fractional shares, and the reduction of $31,532.22, which may be further adjusted for the cancellation of fractional shares, shall be allocated to surplus. No change was made to the number of registered shares of Class B Shares or Preferred Shares the Corporation is authorized to issue or to the par value of Class B Shares or Preferred Shares."

4. All of the other provisions of the Articles of Incorporation shall remain unchanged.

5. This amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of the Company's common shares issued and outstanding and entitled to vote at the meeting of shareholders.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed these Articles of Amendment to the Articles of Incorporation on this 17th day of October 2016.

Name: Athanasios Feidakis
Title: Chief Executive Officer